SMP LOGO
                         STANDARD MOTOR PRODUCTS, INC.



FOR IMMEDIATE RELEASE

                                                  For more information, contact:
                                                                  James J. Burke
                                                   Standard Motor Products, Inc.
                                                                  (718) 392-0200
                                                                    Jennifer Tio
                                                Maximum Marketing Services, Inc.
                                                            (312) 226-4111 x2449
                                                   Jennifer.tio@maxmarketing.com



                     STANDARD MOTOR PRODUCTS, INC. ANNOUNCES
               FIRST QUARTER 2008 RESULTS AND A QUARTERLY DIVIDEND


New York, NY, May 7, 2008......Standard Motor Products, Inc. (NYSE: SMP), an
automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months ending March 31, 2008.

Consolidated net sales for the first quarter of 2008 were $208.1 million, compared to consolidated net sales of $199.8 million during the comparable quarter in 2007. Earnings from continuing operations for the first quarter of 2008 were $13.3 million or 68 cents per diluted share, compared to $2.9 million or 16 cents per diluted share in the first quarter of 2007. Excluding restructuring expenses for previously announced facility moves, a gain from the sale and leaseback of its corporate facilities in Long Island City, New York and the associated defeasance costs on the building mortgage, earnings from continuing operations for the first quarter 2008 were $3.1 million or 17 cents per diluted share compared to earnings in the first quarter 2007 of $3.4 million or 18 cents per diluted share.



--------------------------------------------------------------------------------
                37-18 Northern Blvd., Long Island City, NY 11101
                                 (718) 392-0200
                                 www.smpcorp.com

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products' Chairman and Chief Executive Officer, stated, "In addition to the financial results, during the first quarter we made progress towards achieving our strategic plan. The four percent increase in net sales results primarily from additional original equipment service (OES) business, and this is one of our key strategic goals. We anticipate shipping to additional customers during the latter part of the year. We are pleased with our progress in this area.

"A second strategic initiative is the relocation of our factories from high cost to low cost areas. This is also progressing well. Puerto Rico and Long Island City have ceased manufacturing and we have begun to ramp up production in Reynosa, Mexico. As we have previously disclosed, we anticipate partial savings in the second half 2008, though we will incur the balance of the move costs this year. We still forecast $9 million annual savings from these two plant closings in 2009.

"The one area that is not performing as well as we would like is Temperature Control. First, pre-season orders were lighter than usual, reflecting, we believe, substantial field inventories as well as general concern for the economy. Further, to compete with imports from China, we implemented our second major price reduction in two years, this one totaling approximately $6 million annually.

"As a result of these reductions, we feel we are now competitive with the Chinese imports, but our margins are far from satisfactory. We are working aggressively to reduce cost. We continue to shift compressor remanufacturing to Mexico, and in 2008 we will produce 120,000 more units in Mexico than in 2007. Our target is to produce 80%-90% of our rebuilt compressors in Mexico by 2009. These moves, together with an internal cost reduction program, will help offset the lost margin due to price reductions."

The Board of Directors has approved payment of a quarterly dividend of nine cents per share on the common stock outstanding. The dividend will be paid on June 2, 2008 to stockholders of record on May 15, 2008.

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Wednesday, May 7, 2008. The dial in number is 800-862-9098 (domestic) or 785-424-1051 (international). The playback number is 800-753-6121 (domestic) or 402-220-2676 (international). The conference ID # is STANDARD.




UNDER THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, STANDARD MOTOR PRODUCTS CAUTIONS INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING THOSE THAT MAY BE MADE IN THIS PRESS RELEASE, ARE BASED ON MANAGEMENT'S EXPECTATIONS AT THE TIME THEY ARE MADE, BUT THEY ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, EVENTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE RISKS AND UNCERTAINTIES DISCUSSED IN THIS PRESS RELEASE ARE THOSE DETAILED FROM TIME-TO-TIME IN PRIOR PRESS RELEASES AND IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. BY MAKING THESE FORWARD-LOOKING STATEMENTS, STANDARD MOTOR PRODUCTS UNDERTAKES NO OBLIGATION OR INTENTION TO UPDATE THESE STATEMENTS AFTER THE DATE OF THIS RELEASE.


                                       ###

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

                          STANDARD MOTOR PRODUCTS, INC.
                      Consolidated Statements of Operations


(In thousands, except share and per share amounts)


                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                            2008            2007
                                                        ------------    ------------
                                                                 (Unaudited)

NET SALES                                               $    208,084    $    199,815

COST OF SALES                                                156,860         147,940
                                                        ------------    ------------

GROSS PROFIT                                                  51,224          51,875

SELLING, GENERAL & ADMINISTRATIVE EXPENSES                    44,062          42,731
RESTRUCTURING AND INTEGRATION EXPENSES                         2,836             678
                                                        ------------    ------------

OPERATING INCOME                                               4,326           8,466

OTHER INCOME, NET                                             20,362             267

INTEREST EXPENSE                                               3,931           4,541
                                                        ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES              20,757           4,192

INCOME TAX EXPENSE                                             7,410           1,256
                                                        ------------    ------------

EARNINGS FROM CONTINUING OPERATIONS                           13,347           2,936

DISCONTINUED OPERATION, NET OF TAX                              (326)           (349)
                                                        ------------    ------------

NET EARNINGS                                            $     13,021    $      2,587
                                                        ============    ============






NET EARNINGS PER COMMON SHARE:

   BASIC EARNINGS FROM CONTINUING OPERATIONS            $       0.73    $       0.16
   DISCONTINUED OPERATION                                      (0.02)          (0.02)
                                                        ------------    ------------
   NET EARNINGS PER COMMON SHARE - BASIC                $       0.71    $       0.14
                                                        ============    ============


   DILUTED EARNINGS FROM CONTINUING OPERATIONS          $       0.68    $       0.16
   DISCONTINUED OPERATION                                      (0.02)          (0.02)
                                                        ------------    ------------
   NET EARNINGS PER COMMON SHARE - DILUTED              $       0.66    $       0.14
                                                        ============    ============


WEIGHTED AVERAGE NUMBER OF COMMON SHARES                  18,307,686      18,451,695
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES     21,141,964      18,600,884



                             STANDARD MOTOR PRODUCTS
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in thousands)

                                     ASSETS

                                                            March 31,  December 31,
                                                               2008       2007
                                                            --------    --------
                                                               (Unaudited)

Cash                                                        $ 14,593    $ 13,261

Accounts receivable, gross                                   267,006     213,409
Allowance for doubtful accounts                               10,055       8,964
                                                            --------    --------
Accounts receivable, net                                     256,951     204,445

Inventories                                                  250,469     252,277
Assets held for sale                                           1,959       5,373
Other current assets                                          29,578      27,751

                                                            --------    --------
Total current assets                                         553,550     503,107
                                                            --------    --------

Property, plant and equipment, net                            69,590      71,775
Goodwill and other intangibles                                57,178      57,891
Other assets                                                  41,927      45,319

                                                            --------    --------
Total assets                                                $722,245    $678,092
                                                            ========    ========


                LIABILITIES AND STOCKHOLDERS' EQUITY


Notes payable                                               $180,248    $156,756
Current portion of long term debt                                162       8,021
Accounts payable trade                                        73,509      64,384
Accrued customer returns                                      23,375      23,149
Other current liabilities                                     64,728      67,723

                                                            --------    --------
Total current liabilities                                    342,022     320,033
                                                            --------    --------

Long-term debt                                                90,522      90,534
Accrued asbestos liability                                    22,463      22,651
Other Liabilities                                             66,273      56,510

                                                            --------    --------
Total liabilities                                            521,280     489,728
                                                            --------    --------

Total stockholders' equity                                   200,965     188,364

                                                            --------    --------
Total liabilities and stockholders' equity                  $722,245    $678,092
                                                            ========    ========


                          STANDARD MOTOR PRODUCTS, INC.
                  Reconciliation of GAAP and Non-GAAP Measures


(In thousands, except per share amounts)


                                                               THREE MONTHS ENDED
                                                                     MARCH 31,
EARNINGS FROM CONTINUING OPERATIONS                             2008          2007
                                                             ----------    ---------
                                                                   (Unaudited)

GAAP EARNINGS FROM CONTINUING OPERATIONS                     $   13,347    $   2,936

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)               1,702          415

LOSS FROM EXTINGUISHMENT OF DEBT (NET OF TAX)                       882         --

GAIN FROM SALE OF BUILDING (NET OF TAX)                         (12,875)        --
                                                             ----------    ---------

NON-GAAP EARNINGS FROM CONTINUING OPERATIONS                 $    3,056    $   3,351
                                                             ==========    =========



DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS

GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS   $     0.68    $    0.16

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)                0.09         0.02

LOSS FROM EXTINGUISHMENT OF DEBT (NET OF TAX)                      0.05      --

GAIN FROM SALE OF BUILDING (NET OF TAX)                           (0.65)     --
                                                             ----------    ---------

NON-GAAP DILUTED EARNINGS PER SHARE FROM
  CONTINUING OPERATIONS                                      $     0.17    $    0.18
                                                             ==========    =========




MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS AND DILUTED
EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE
NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW
OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS
REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING
OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH
NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED
ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP
MEASURES OF PERFORMANCE.